LOAN AGREEMENT (EQUIPMENT)




                                      Among


                        GE CAPITAL PUBLIC FINANCE, INC.,
                                   as Lender,


                     ARKANSAS DEVELOPMENT FINANCE AUTHORITY,
                                   as Issuer,


                                       and


                          QUAIL PIPING PRODUCTS, INC.,
                                   as Borrower


                          Dated as of November 1, 1997








                This instrument constitutes a security agreement
                   under the Arkansas Uniform Commercial Code.

                           LOAN AGREEMENT (EQUIPMENT)


Lender:   GE Capital Public Finance, Inc.
          Suite 470
          8400 Normandale Lake Boulevard
          Minneapolis, Minnesota  55437
          Telephone:  (800) 346-3164
          Telecopier:  (612) 897-5601

Issuer:   Arkansas Development Finance Authority
          100 Main Street, Suite 200
          Little Rock, Arkansas  72201
          Telephone:  (501) 682-5900
          Telecopier:  (501) 682-5939

Borrower: Quail Piping Products, Inc.            Asahi/America, Inc.
          2410 South Washington Street           35 Green Street
          Magnolia, Arkansas  71753              Malden, Massachusetts  02148
                                                 Telephone:  (617) 388-4505
                                                 Telecopier:  (617) 324-3407

     THIS LOAN AGREEMENT (Equipment) dated as of November 1, 1997 (this "Agreement") among GE Capital Public Finance, Inc., a Delaware corporation, as lender (with its successors and assigns, "Lender"), Arkansas Development Finance Authority, a body politic and corporate and public instrumentality duly organized and validly existing under the laws of the State of Arkansas (the "State"), as issuer ("Issuer"), and Quail Piping Products, Inc., a Massachusetts corporation, as borrower ("Borrower").

     WHEREAS, Issuer is authorized and empowered under the laws of the State, including Act 1069 of 1985, as amended (the "Act"), to enter into loan agreements, contracts and other instruments and documents necessary or convenient to obtain loans for the purpose of facilitating the financing of certain projects as described in the Act; and

     WHEREAS, in furtherance of the purposes of the Act, Issuer proposes to finance all or a portion of the acquisition and installation of the Equipment (as hereinafter defined) by Borrower pursuant to this Agreement by obtaining a loan from Lender and lending the proceeds thereof to Borrower; and

     WHEREAS, Borrower proposes to borrow the proceeds of the loan made by Lender to Issuer upon the terms and conditions set forth herein to finance the acquisition and installation of the Equipment; and

     WHEREAS, Borrower shall make Loan Payments (as hereinafter defined) directly to Lender as assignee of Issuer; and

     WHEREAS, this Agreement shall not be deemed to constitute a debt or liability or moral obligation of the State or any political subdivision thereof, or a pledge of the faith and credit or taxing power of the State or any political subdivision thereof, but shall be a special obligation payable solely from the Loan Payments payable hereunder by Borrower to Lender as assignee of Issuer;

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in consideration of the premises contained in this Agreement, Lender, Issuer and Borrower agree as follows:

                                    ARTICLE I

                            DEFINITIONS AND EXHIBITS

     Section 1.01. Definitions. The following terms used herein will have the meanings indicated below unless the context clearly requires otherwise:

     "Acquisition Costs" means the contract price paid or to be paid to Vendors or reimbursed to Borrower for any portion of the Equipment, including administrative, engineering, legal, financial, costs of issuance hereof and other costs incurred by Lender, Issuer, Borrower, Escrow Agent and Vendors in connection with the acquisition, installation and financing by Lender of such Equipment, which Acquisition Costs are set forth in Exhibit A hereto.

     "Agreement" means this Agreement, including all exhibits hereto, as any of the same may be supplemented or amended from time to time in accordance with the terms hereof.

     "Borrower" means Quail Piping Products, Inc., a Massachusetts corporation.

     "Business Day" means a day other than a Saturday or Sunday on which banks are generally open for business in New York, New York.

     "Certificate of Acceptance" means a Certificate of Acceptance, in substantially the form set forth as Exhibit B hereto, whereby Borrower acknowledges receipt in good condition of particular items of Equipment identified therein and confirms the date of delivery thereof and certain other matters.

     "Code" means the Internal Revenue Code of 1986, as amended, and United States Treasury regulations promulgated thereunder.

     "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default as provided in Article XI hereof.

     "Environmental Laws" has the meaning ascribed thereto in paragraph (h) of
Article V hereof.


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     "Equipment" means the property identified in Exhibit A hereto, as amended from time to time pursuant to Section 12.07 hereof, to be used in connection with Borrower's operations (including, to the extent permitted pursuant to the Code without jeopardizing the tax-exempt status of the Interest, certain items originally financed through internal advances of Borrower in anticipation of obtaining permanent financing through Issuer), together with all replacement parts, additions, repairs, accessions and accessories incorporated therein and/or affixed to such property.

     "Escrow Agent" means National City Bank of Minneapolis, as escrow agent under the Escrow Agreement, and its successors and assigns permitted under the Escrow Agreement.

     "Escrow Agreement" means the Escrow Agreement dated as of November 1, 1997 among Lender, Issuer, Borrower and Escrow Agent relating to this Agreement.

     "Escrow Fund" means the fund established and held by Escrow Agent pursuant to the Escrow Agreement.

     "Event of Taxability" means the Interest is or becomes includable in Lender's gross income as the result of (i) any act or failure to act by Issuer or Borrower or use of the proceeds of the Loan, (ii) a change in use of the Equipment, (iii) any misrepresentation or inaccuracy in any of the representations, warranties or covenants contained in this Agreement or the Tax Regulatory Agreement by Issuer or Borrower, (iv) the enactment of any federal legislation after the date of this Agreement or (v) the promulgation of any income tax regulation or ruling by the Internal Revenue Service after the date of this Agreement.

     "Gross-Up Rate" means, with respect to any Interest payment (including payments made prior to the Event of Taxability), the rate necessary to calculate an additional payment in an amount sufficient such that the sum of the Interest payment plus the additional payments would, after reduced by the federal tax (including interest and penalties) actually imposed thereon, equal the amount of the Interest payment.

     "Guarantor" means Asahi/America, Inc., a Massachusetts corporation.

     "Guaranty" means the Guaranty and Negative Pledge Agreement of even date herewith from Guarantor for the benefit of Lender.

     "Interest" means the portion of any payment from Issuer to Lender designated as and comprising interest as shown in Exhibit A hereto.

     "Issuer" means Arkansas Development Finance Authority, acting as issuer under this Agreement.


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     "Lender" means (i) GE Capital Public Finance, Inc., acting as lender under this Agreement, (ii) any surviving, resulting or transferee corporation of GE Capital Public Finance, Inc. and (iii) except where the context requires otherwise, any assignee(s) of Lender.

     "Loan" means the loan from Issuer to Borrower pursuant to this Agreement.

     "Loan Payments" means the loan payments payable by Borrower pursuant to the provisions of this Agreement as specifically set forth in Exhibit A hereto. As provided in Article II hereof, Loan Payments shall be payable by Borrower directly to Lender, as assignee of Issuer, in the amounts and at the times as set forth in Exhibit A hereto.

     "Loan Proceeds" means the total amount of money to be paid pursuant to
Section 2.02 hereof to Escrow Agent for deposit and application in accordance with the Escrow Agreement.

     "Prepayment Amount" means the amount which Borrower may or must from time to time pay or cause to be paid to Lender as assignee of Issuer in order to prepay the Loan, as provided in Article Section 2.07 hereof, such amounts being set forth in Exhibit A hereto, together with accrued interest and all other amounts due hereunder.

     "Principal" means the portion of any Loan Payment designated as principal in Exhibit A hereto.

     "Purchase Agreements" means Borrower's purchase agreements with Vendors of the Equipment.

     "Real Estate Loan Agreement" means the Loan Agreement (Real Estate) of even date herewith among Lender, Issuer and Borrower.

     "State" means the State of Arkansas.

     "Tax Regulatory Agreement" means the Tax Regulatory Agreement of even date herewith among Borrower, Issuer and Lender, as such Tax Regulatory Agreement may be amended from time to time in accordance with its terms.

     "UCC" means the Uniform Commercial Code as adopted and in effect in the State.

     "Vendor" means the manufacturer or vendor of an item of Equipment, as well as the agents or dealers of the manufacturer, from whom Borrower has purchased or is purchasing items of Equipment.

     Section 1.02. Exhibits. The following exhibits are attached hereto and made a part hereof:

     Exhibit A: Form of Schedule of Equipment and Loan Payments, describing the Equipment and setting forth the Loan Payments and Prepayment Amounts. Issuer hereby authorizes Lender to insert in Exhibit A the serial or other identifying numbers relating to the Equipment when available.

     Exhibit B: Form of Certificate of Acceptance.

     Exhibit C: Form of opinion of counsel to Borrower.

     Exhibit D: Form of opinion of counsel to Issuer.

     Exhibit E: Form of opinion of special tax counsel.

     Section 1.03. Rules of Construction. (a) The singular form of any word used herein, including the terms defined in Section 1.01 hereof, shall include the plural, and vice versa. The use herein of a word of any gender shall include correlative words of all genders.

     (b) Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this Agreement as originally executed. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole.

     (c) The headings or titles of the several articles and sections shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

                                   ARTICLE II

                    FINANCING OF EQUIPMENT AND TERMS OF LOAN

     Section 2.01. Acquisition of Equipment. Borrower either has ordered or shall order the Equipment pursuant to one or more Purchase Agreements from one or more Vendors. Borrower shall remain liable to the Vendor or Vendors in respect of its duties and obligations in accordance with each Purchase Agreement and shall bear the risk of loss with respect to any loss or claim relating to any item of Equipment covered by any Purchase Agreement, and neither Lender nor Issuer shall assume any such liability or risk of loss.

     Section 2.02. Loan. Lender hereby agrees, subject to the terms and conditions of this Agreement, to make a loan to Issuer in the amount of $3,600,000; Issuer hereby agrees, subject to the terms and conditions of this Agreement, to borrow such amount from Lender and to lend such amount to Borrower; and Borrower hereby agrees to borrow such amount from Issuer.

Upon fulfillment of the conditions set forth in Article III hereof, Lender shall deposit the Loan Proceeds in the Escrow Fund to be held, invested and disbursed as provided in the Escrow Agreement. Issuer's obligation to repay the loan from Lender, and Borrower's obligation to repay the Loan, shall commence, and interest shall begin to accrue, on the date that Loan Proceeds are disbursed to Borrower on behalf of Issuer or deposited in the Escrow Fund.

     Section 2.02. Interest. The principal amount of the loan from Lender to Issuer and the Loan hereunder outstanding from time to time shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at the rate of five and eighty-nine hundredths percent (5.89%). Interest accruing on the principal balance of such loans outstanding from time to time shall be payable as provided in Exhibit A and upon earlier demand in accordance with the terms hereof or prepayment in accordance with Section 2.07 hereof. Upon the occurrence of an Event of Taxability, Borrower shall, with respect to future interest payments, begin making Loan Payments calculated at the Gross-Up Rate unless Borrower has prepaid the Loan pursuant to Section 2.07(c) hereof. In addition, Borrower shall make within thirty days after written demand of Lender a payment to Lender sufficient to supplement prior Loan Payments to the Gross-Up Rate.

     Section 2.04. Payments. Issuer shall pay the principal of, premium, if any in accordance with Section 2.07 hereof, and interest on the loan from Lender to Issuer, but only out of the amounts paid by Borrower pursuant to this Agreement. Borrower shall pay to Lender, as assignee of Issuer, Loan Payments, in the amounts and on the dates set forth in Exhibit A hereto. As security for its obligation to pay the principal of, premium, if any in accordance with Section
2.07 hereof, and interest on the loan from Lender, Issuer assigns to Lender all of Issuer's right to receive Loan Payments from Borrower hereunder, all of Issuer's rights hereunder and all of Issuer's right, title and interest in and to the Equipment, and Issuer irrevocably constitutes and appoints Lender and any present or future officer or agent of Lender as its lawful attorney, with full power of substitution and resubstitution, and in the name of Issuer or otherwise, to collect the Loan Payments and any other payments due hereunder and to sue in any court for such Loan Payments or other payments, to exercise all rights hereunder with respect to the Equipment, and to withdraw or settle any claims, suits or proceedings pertaining to or arising out of this Agreement upon any terms. Such Loan Payments and other payments shall be made by Borrower directly to Lender, as Issuer's assignee, and shall be credited against Issuer's payment obligations hereunder. No provision, covenant or agreement contained in this Agreement or any obligation herein imposed on Issuer, or the breach thereof, shall constitute or give rise to or impose upon Issuer a pecuniary liability, a charge upon its general credit or taxing powers or a pledge of its general revenues. In making the agreements, provisions and covenants set forth in this Agreement, Issuer has not obligated itself except with respect to the Equipment and the application of the Loan Payments to be paid by Borrower hereunder. All amounts required to be paid by Borrower hereunder shall be paid in lawful money of the United States of America in immediately available funds. No recourse shall be had by Lender or Borrower for any claim based on this Agreement or the Tax Regulatory Agreement against any director, officer, employee or agent of Issuer alleging personal liability on the part of such person, unless such claim is based on the willful dishonesty of or intentional violation of law by such person.


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     Section 2.05. Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest hereunder.

     Section 2.06. Loan Payments To Be Unconditional. The obligations of Borrower to make the Loan Payments required under this Article II and to make other payments hereunder and to perform and observe the covenants and agreements contained herein shall be absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason, including (without limitation) any failure of the Equipment to be delivered or installed, any defects, malfunctions, breakdowns or infirmities in the Equipment or any accident, condemnation, destruction or unforeseen circumstances. Notwithstanding any dispute between Borrower and any of Issuer, Lender, any Vendor or any other person, Borrower shall make all Loan Payments when due and shall not withhold any Loan Payments pending final resolution of such dispute, nor shall Borrower assert any right of set-off or counterclaim against its obligation to make such payments required under this Agreement.

     Section 2.07. Prepayments. (a) Borrower may, in its discretion, prepay the Loan in whole at any time after the third anniversary of the date hereof by paying the applicable Prepayment Amount; provided, however, that the applicable premium for the privilege of prepayment used to calculate the Prepayment Amount under this clause (a) may be reduced by 100 basis points as provided in Section
7.09 hereof but in no event to a percentage less than zero.

     (b) Borrower shall prepay the Loan in whole or in part at any time pursuant to Article IX hereof by paying the applicable Prepayment Amount, subject to adjustment as provided in Article IX hereof.

     (c) Borrower shall prepay the Loan in full immediately upon demand of Lender after the occurrence and during the continuance of an Event of Default by paying the applicable Prepayment Amount.

     (d) Borrower may prepay the Loan in full at any time within 90 days after the occurrence of an Event of Taxability by paying the applicable Prepayment Amount plus an amount necessary to supplement the prior Loan Payments to the Gross-Up Rate; provided, however, that if the Event of Taxability is the result of an act or failure to act by Issuer, a determination that a representation or warranty of Issuer was untrue in any material respect when made or a failure of Issuer to comply with Article IV(n) hereof, the Prepayment Amount shall not include any premium.

     (e) The amounts due hereunder shall be repaid in part without premium with funds remaining in the Escrow Fund upon termination of the Escrow Agreement as provided in Sections 2.03 or 2.04 of the Escrow Agreement.


                                       7

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     Upon any prepayment in part of the Loan, the prepayment shall be applied first to interest accrued thereon and next to the Principal portion of the Loan Payments in the inverse order of maturity.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

     Lender's agreement to make the loan to Issuer hereunder and to disburse the Loan Proceeds shall be subject to the condition precedent that Lender shall have received all of the following, each in form and substance satisfactory to
Lender:

          (a) This Agreement, properly executed on behalf of Issuer and Borrower, and each of the Exhibits hereto properly completed.

          (b) The Tax Regulatory Agreement, properly executed on behalf of Issuer and Borrower.

          (c) The Escrow Agreement, properly executed on behalf of Issuer, Lender and Escrow Agent.

          (d) The Guaranty, properly executed on behalf of Guarantor.

          (e) A certificate of the Clerk or an Assistant Clerk of Borrower, certifying as to (i) the resolutions of the board of directors of Borrower, authorizing the execution, delivery and performance of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and any related documents, (ii) the bylaws of Borrower, and (iii) the signatures of the officers or agents of Borrower authorized to execute and deliver this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and other instruments, agreements and certificates on behalf of Borrower.

          (f) Currently certified copies of the Articles of Organization of Borrower.

          (g) A Certificate of Good Standing issued as to Borrower by the Secretary of State of the state of Borrower's incorporation not more than 10 days prior to the date hereof.

          (h) A certificate of the Clerk or an Assistant Clerk of Guarantor, certifying as to (i) the resolutions of the board of directors of Guarantor, authorizing the execution, delivery and performance of the Guaranty and any related documents, (ii) the bylaws of Guarantor, and (iii) the signatures of the officers or agents of Guarantor authorized to execute and deliver the Guaranty and other instruments, agreements and certificates on behalf of Guarantor.

          (i) Currently certified copies of the Articles of Organization of Guarantor.


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


          (j) A Certificate of Good Standing issued as to Guarantor by the Secretary of State of the state of Guarantor's incorporation not more than 10 days prior to the date hereof.

          (k) Certificates of the insurance required hereunder, containing a lender's loss payable clause or endorsement in favor of Lender.

          (l) A completed and executed Form 8038 or evidence of filing thereof with the Secretary of Treasury.

          (m) A resolution or evidence of other official action taken by or on behalf of Issuer to authorize the transactions contemplated hereby.

          (n) Evidence that the financing of the Equipment has been approved by the "applicable elected representative" of Issuer after a public hearing held upon reasonable notice.

          (o) As applicable, financing statements executed by Borrower, as debtor, and naming Issuer, as secured party, and Lender, as assignee, and/or the original certificate of title or manufacturer's certificate of origin and title application if any of the Equipment is subject to certificate of title laws.

          (p) Financing statements executed by Issuer, as debtor, and naming Lender, as secured party.

          (q) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against Borrower, (ii) no financing statements have been filed and remain in effect against Borrower relating to the Equipment except those financing statements filed by Lender, (iii) Lender has duly filed all financing statements necessary to perfect the security interest created pursuant to this Agreement and (iv) Lender has duly filed all financing statements necessary to perfect the transfer of Issuer's interest in this Agreement and the Loan Payments.

          (r) An opinion of counsel to Borrower and Guarantor, addressed to Lender and Issuer, in the form attached hereto as Exhibit C.

          (s) Evidence that each of the conditions contained in Article III of the Real Estate Loan Agreement have been satisfied.

          (t) An opinion of counsel to Issuer, addressed to Lender and Borrower, in the form attached hereto as Exhibit D.

          (u) An opinion of special tax counsel, addressed to Lender, in the form attached hereto as Exhibit E.


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


          (v) Payment of Issuer's fees, commissions and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

          (w) Any other documents or items reasonably required by Lender.

     Lender's agreement to make the loan to Issuer hereunder, to disburse the Loan Proceeds and to consider approval of any disbursement from the Escrow Fund shall be subject to the further conditions precedent that on the date thereof:

          (x) Lender shall have received each of the items required for a disbursement pursuant to the Escrow Agreement;

          (y) Lender shall have received in form and substance reasonably satisfactory to Lender Vendor invoice(s) and/or bill(s) of sale relating to the Equipment (unless a letter of credit with respect to such disbursement has been provided pursuant to Section 2.02 of the Escrow Agreement) and, if such invoices have been paid by Issuer or Borrower, evidence of payment thereof and, if applicable, evidence of official intent to reimburse such payment as required by the Code;

          (z) the representations and warranties contained in Articles IV and V hereof are correct in all material respects on and as of the date of such disbursement as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

          (aa) no event has occurred and is continuing, or would result from such loan to Issuer or the Loan which constitutes a Default, an Event of Default or an Event of Taxability.

                                   ARTICLE IV

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER

     Issuer represents, warrants and covenants for the benefit of Lender and Borrower, as follows:

          (a) Issuer is a body politic and corporate and a public instrumentality duly created and validly existing under the Constitution and laws of the State.

          (b) Issuer will exercise its best efforts to preserve and keep in full force and effect its existence as a body corporate and politic.

          (c) Issuer is authorized under the Constitution and laws of the State to enter into this Agreement, the Escrow Agreement, the Tax Regulatory Agreement and the transactions contemplated hereby and to perform all of its obligations hereunder.


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


          (d) Issuer has duly authorized the execution and delivery of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement under the terms and provisions of the resolution of its governing body or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met and procedures have occurred in order to ensure the enforceability of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement against Issuer. Issuer has taken all necessary action and has complied with all provisions of the Act, including (without limitation) the making of the findings required by the Act, required to make this Agreement, the Escrow Agreement and the Tax Regulatory Agreement the valid and binding obligation of Issuer.

          (e) The officer of Issuer executing this Agreement and any related documents has been duly authorized to execute and deliver this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and such related documents under the terms and provisions of a resolution of Issuer's governing body, or by other appropriate official action.

          (f) This Agreement, the Escrow Agreement and the Tax Regulatory Agreement are legal, valid and binding obligations of Issuer, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights.

          (g) Issuer has assigned to Lender all of Issuer's rights in the Equipment and this Agreement (except any indemnification payable to Issuer pursuant to Section 7.06 hereof and notice to Issuer pursuant to Section
     12.03 hereof) including the assignment of all rights in the security interest granted to Issuer by Borrower.

          (h) Issuer will not pledge, mortgage or assign this Agreement or its duties and obligations hereunder to any person, firm or corporation, except as provided under the terms hereof.

          (i) None of the execution and delivery of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and conditions of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement violates any law, rule, regulation or order, conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which Issuer is now a party or by which it is bound or constitutes a default under any of the foregoing or results in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Issuer under the terms of any instrument or agreement.

          (j) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Issuer's knowledge, threatened against or affecting Issuer, challenging Issuer's authority to enter into this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other transaction of Issuer which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Agreement.

          (k) Issuer will submit or cause to be submitted to the Secretary of the Treasury a Form 8038 (or other information reporting statement) at the time and in the form required by the Code.

          (l) The financing of the Equipment has been approved by the "applicable elected representative" (as defined in Section 147(f) of the Code) of Issuer after a public hearing held upon reasonable notice.

          (m) Issuer will comply fully at all times with the Tax Regulatory Agreement, and Issuer will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Regulatory Agreement.

          (n) Issuer will take no action that would cause the Interest to become includable in gross income for federal income tax purposes under the Code (including, without limitation, intentional acts under Treas. Reg. ss. 1.148-2(c) or consenting to a deliberate action within the meaning of Treas. Reg. ss. 1.141-2(d)), and Issuer will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the Interest does not become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, the calculation and payment of any rebate required to preserve such exclusion).

                                    ARTICLE V

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER

     Borrower represents, warrants and covenants for the benefit of Lender and Issuer, as follows:

          (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, has power to enter into this Agreement and by proper corporate action has duly authorized the execution and delivery of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement. Borrower is in good standing and is duly licensed or qualified to transact business in the

     State and in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

          (b) Borrower has been fully authorized to execute and deliver this Agreement, the Escrow Agreement and the Tax Regulatory Agreement under the terms and provisions of the resolution of its board of directors, or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met, and procedures have occurred in order to ensure the enforceability of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and this Agreement, the Escrow Agreement and the Tax Regulatory Agreement have been duly authorized, executed and delivered.

          (c) The officer of Borrower executing this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and any related documents has been duly authorized to execute and deliver this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and such related documents under the terms and provisions of a resolution of Borrower's board of directors.

          (d) This Agreement, the Escrow Agreement and the Tax Regulatory Agreement constitute valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to effecting the enforcement of creditors' rights.

          (e) The execution and delivery of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions hereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the articles of organization or bylaws of Borrower or of any corporate restriction or of any agreement or instrument to which Borrower is now a party and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of Borrower contrary to the terms of any instrument or agreement.

          (f) To the best of Borrower's knowledge, the authorization, execution, delivery and performance of this Agreement by Borrower do not require submission to, approval of, or other action by any governmental authority or agency, which action with respect to this Agreement has not been taken and which is final and nonappealable.

          (g) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, challenging Borrower's authority to enter into this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement, the Escrow

     Agreement or the Tax Regulatory Agreement or any other transaction of Borrower which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Agreement.

          (h) The property at which the Equipment is located is properly zoned for its current and anticipated use and the use of the Equipment will not violate any applicable zoning, land use, environmental or similar law or restriction the violation of which would have a material adverse effect on Borrower. Borrower has all licenses and permits to use the Equipment. Borrower has obtained all permits, licenses and other authorizations which are required under federal, state and local laws relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at the Borrower's facilities or in connection with the operation of its facilities. Except as previously disclosed to Lender in writing, Borrower and all activities of the Borrower at its facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to Borrower with respect thereto the failure with which to comply would have a material adverse effect on Borrower. Except as previously disclosed to Lender in writing, Borrower is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which Borrower is aware the failure with which to comply would have a material adverse effect on Borrower. Except as previously disclosed to Lender in writing, Borrower is not aware of, nor has Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

          (i) The Equipment is of the type authorized and permitted to be financed pursuant to the Act.

          (j) Borrower owns or will own the Equipment and intends to operate the Equipment, or cause the Equipment to be operated, as a "project," within the meaning of the Act, until the date on which all of the Loan Payments have been fully paid or the applicable Prepayment Amount has been fully paid.

          (k) Borrower will not take any action, or permit any action within its control to be taken on its behalf, that would cause the Interest to become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, intentional acts under Treas. Reg. ss. 1.148-2(c) or deliberate action within the meaning of Treas. Reg. ss. 1.141-2(d)), and Borrower will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the Interest does not become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, the calculation and payment of any rebate required to preserve such exclusion).

          (l) Borrower has heretofore furnished to Lender the audited financial statement of Guarantor for Guarantor's fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996 and the unaudited financial statement of Guarantor for the six months ended June 30, 1997, and those statements fairly present the financial condition of Guarantor on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of Guarantor.

          (m) Borrower and Guarantor have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by them. Borrower and Guarantor have filed all federal, state and local tax returns which are required to be filed, and Borrower and Guarantor have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by them to the extent such taxes have become due.

          (n) Borrower has or will have good and absolute title to all Equipment and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances except for the security interest created pursuant to this Agreement.

          (o) All financial and other information provided to Lender by or on behalf of Borrower or Guarantor in connection with Borrower's request for the Loan contemplated hereby is true and correct in all material respects and, as to projections, valuations or pro forma financial statements, present a good faith opinion as to such projections, valuations and pro forma condition and results.

          (p) None of the Equipment is or will become a fixture on real estate. None of the Equipment constitutes a replacement of, substitution for or accessory to any property of Borrower subject to a lien of any kind. Borrower owns the real property where the Equipment will be located subject to no liens or encumbrances of any kind except for easements and similar encumbrances that do not cover the Equipment or have a material adverse effect on the use of such real property.

          (q) Upon delivery and installation of the Equipment, Borrower will provide to Issuer and Lender a completed and executed copy of the Certificate of Acceptance attached hereto as Exhibit B.

          (r) Borrower will aid and assist Issuer in connection with preparing and submitting to the Secretary of the Treasury a Form 8038 (or other applicable information reporting statement) at the time and in the form required by the Code.

          (s) Borrower will comply fully at all times with the Tax Regulatory Agreement, and Borrower will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Regulatory Agreement.

          (t) Expenses for work done by officers or employees of Borrower in connection with the Equipment will be included as an Acquisition Cost, if at all, only to the extent (i) such persons were specifically employed for such particular purpose, (ii) the expenses do not exceed the actual cost thereof and (iii) such expenses are treated or capable of being treated (whether or not so treated) on the books of Borrower as a capital expenditure in conformity with generally accepted accounting principles applied on a consistent basis.

          (u) Any costs incurred with respect to that part of the Equipment paid from the Loan Proceeds shall be treated or capable of being treated on the books of Borrower as capital expenditures in conformity with generally accepted accounting principles applied on a consistent basis.

          (v) No part of the Loan Proceeds will be used to finance inventory or rolling stock or will be used for working capital or to finance any other cost not constituting an Acquisition Cost.

          (w) No person other than Borrower is in occupancy or possession of any portion of the real property where the Equipment is located.

          (x) The Equipment is property of the character subject to the allowance for depreciation under Section 167 of the Code.

                                   ARTICLE VI

                      TITLE TO EQUIPMENT; SECURITY INTEREST

     Section 6.01. Title to Equipment. Borrower will at all times protect and defend, at its own cost and expense, its title from and against all claims, liens and legal processes of creditors of Borrower, and keep all Equipment free and clear of all such claims, liens and processes.

     Section 6.02. Security Interest in Equipment. This Agreement is intended to constitute a security agreement within the meaning of the UCC. As security for Borrower's payment to Lender, as assignee of Issuer, of Loan Payments and all other amounts payable to Lender hereunder or under the Real Estate Loan Agreement, or any other obligation (whether direct or indirect and whether now existing or hereafter arising), Borrower hereby grants to Issuer, and Issuer hereby assigns to Lender, a security interest constituting a first lien on the Equipment, all repairs, replacements, substitutions and modifications thereto or thereof and all proceeds of the foregoing. Issuer and Borrower agree to execute such additional documents, including financing statements, assignments, affidavits, notices and similar instruments, in form satisfactory to Lender, and take such other actions that Lender deems necessary or appropriate to establish and maintain the security interest created by this Section, and Issuer and Borrower hereby designate and appoint Lender as their agent, and grant to Lender a power of attorney (which is coupled with an interest), to execute on behalf of Issuer and Borrower, as the case may be, such additional documents and to take such other actions. If requested by Lender, Borrower shall obtain a landlord and/or mortgagee's consent and waiver with respect to the property where the Equipment is located. If requested by Lender, Borrower shall conspicuously mark the Equipment with appropriate lettering, labels or tags, and maintain such markings, so as clearly to disclose Lender's security interest in the Equipment.

     Section 6.03. Change in Name or Corporate Structure of Borrower; Change in Location of Borrower's Principal Place of Business. Borrower's chief executive office is located at the address set forth above, and all of Borrower's records relating to its business and the Equipment are kept at such location or at 35 Green Street, Malden, Massachusetts. Borrower hereby agrees to provide written notice to Lender and Issuer of any change or proposed change in its name, corporate structure, place of business or chief executive office or change or proposed change in the location of the Equipment. Such notice shall be provided at least 30 days in advance of the date that such change or proposed change is planned to take effect. Borrower does business, and has done business, only under its own name.

     Section 6.04. Liens and Encumbrances to Title. Borrower shall not, directly or indirectly, create, incur, assume or suffer to exist any mortgage, pledge, lien, charge, encumbrance or claim on or with respect to the Equipment (together, "Liens") other than the respective rights of Lender and Issuer as herein provided. Borrower shall promptly, at its own expense, take such action as may be necessary duly to discharge or remove any such Lien. Borrower shall reimburse Lender for any expenses incurred by Lender to discharge or remove any Lien.

     Section 6.05. Personal Property. The parties hereby agree that the Equipment is, and during the period this Agreement is in force will remain, personal property and, when subjected to use by Borrower hereunder, will not be or become fixtures; provided, however, that if contrary to the parties' intent the Equipment is or may be deemed to be a fixture, Borrower shall cause filings to be made with the applicable government officials or filing offices to create and preserve for Lender as assignee of Issuer a perfected first priority security interest in the Equipment.

     Section 6.06. Assignment of Insurance. As additional security for the payment and performance of Borrower's obligations hereunder, Borrower hereby assigns to Lender, as assignee of Issuer, any and all moneys (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Equipment or any evidence thereof or any business records or valuable papers pertaining thereto, and Borrower hereby directs the issuer of any such policy to pay all such moneys directly to Lender. Borrower hereby assigns to Lender, as assignee of Issuer, any and all moneys due or to become due with respect to any condemnation proceeding affecting the Equipment. At any time, whether before or after the occurrence of any Event of Default, Lender may (but need not), in Lender's name or in Borrower's name, execute and deliver proof of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy or party in any condemnation proceeding. All such proceeds received by Lender shall be applied as provided in Article IX hereof.

     Section 6.07. Occupancy. (a) Borrower hereby irrevocably grants to Lender the right to occupy the property where the Equipment is located (the "Premises") at any time after the acceleration of all amounts due hereunder after occurrence and during the continuance of an Event of Default.

     (b) Lender may occupy the Premises only to hold, sell, store, liquidate, realize upon or otherwise dispose of the Equipment and for other purposes that Lender may in good faith deem to be related or incidental purposes.

     (c) The right of Lender to occupy the Premises shall cease and terminate upon the earlier of (1) payment in full and discharge of all obligations of Borrower and Issuer hereunder, and (2) final sale or disposition of all of the Equipment and delivery of all such Equipment to purchasers; provided, however, that in no event shall such right extend beyond a commercially reasonable time.

     (d) Lender shall not be obligated to pay or account for any rent or other compensation for the occupancy of the Premises. Borrower will pay, or reimburse Lender for, all taxes, fees, duties, levies, charges and expenses at any time incurred by or imposed upon Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Section.

     Section 6.08. Agreement as Financing Statement. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or of any financing statements signed by Borrower is sufficient as a financing statement in any state to perfect the security interests granted in this Agreement.

                                   ARTICLE VII

                        AFFIRMATIVE COVENANTS OF BORROWER

     So long as the Loan shall remain unpaid, Borrower will comply with the following requirements:

     Section 7.01. Reporting Requirements. Borrower will deliver, or cause to be delivered, to Lender each of the following, which shall be in form and detail acceptable to Lender:

          (a) as soon as available, and in any event within 120 days after the end of each fiscal year of Guarantor, audited consolidated financial statements of Guarantor and Borrower with the unqualified opinion of independent certified public accountants selected by Borrower and acceptable to Lender, which annual financial statements shall include the consolidated balance sheet of Guarantor and Borrower as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of Guarantor and Borrower for the fiscal year then ended, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the financial statements referred to in
     Article V hereof, together with a certificate of the chief financial officer of Guarantor stating that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Article V hereof and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

          (b) as soon as available and in any event within 90 days after the end of each fiscal quarter of Guarantor and Borrower, an unaudited/internal consolidated balance sheet and consolidated statements of income and retained earnings of Guarantor and Borrower as at the end of and for such month and for the year to date period then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in
     Article V hereof and certified by the chief financial officer of Guarantor, subject to year-end audit adjustments; and accompanied by a certificate of that officer stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Article V hereof, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not Guarantor and Borrower are in compliance with the financial covenants contained in Section 7.10 hereof;

          (c) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting Borrower or Guarantor of the type described in Article V(g) hereof or which seek a monetary recovery against Borrower in excess of $100,000 or Guarantor in excess of $500,000;

          (d) as promptly as practicable (but in any event not later than five Business Days) after an officer of Borrower obtains actual knowledge of the occurrence of any event that constitutes a Default or an Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of Borrower of the steps being taken by Borrower to cure the effect of such Default or Event of Default;

          (e) promptly upon knowledge thereof, notice of any material loss or destruction of or damage to any Equipment or of any material adverse change in any Equipment;

          (f) promptly upon their distribution, copies of all financial statements, reports and proxy statements that Borrower or Guarantor shall have sent to its stockholders;

          (g) promptly after the amending thereof, copies of any and all amendments to its certificate of incorporation, articles of organization or bylaws;

          (h) promptly upon actual knowledge thereof, notice of the violation by Borrower of any law, rule or regulation;

          (i) promptly upon actual knowledge thereof, notice of any material adverse change in the financial or operating condition of Borrower;

          (j) at the time when audited financial statements are delivered pursuant to the requirements of Section 7.01(a) hereof, projections of Borrower's and Guarantor's business and financial results for the next succeeding fiscal year, together with a balance sheet, income statement and supporting facts and assumptions used to formulate such projections; and

          (k) promptly after the amending thereof, financial covenants required by Borrower's and/or Guarantor's working capital lender.

     Section 7.02. Books and Records; Inspection and Examination. Borrower will keep accurate books of record and account for itself pertaining to the Equipment and pertaining to Borrower's business and financial condition in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon reasonable request of Lender and three Business Days' prior written notice, will permit any officer, employee, attorney or accountant for Lender to audit, review, make extracts from, or copy any and all corporate and financial books, records and properties of Borrower at all times during ordinary business hours, and to discuss the affairs of Borrower with any of its directors, officers, employees or agents. Borrower will permit Lender, or its employees, accountants, attorneys or agents, to examine and copy any or all of its records and to examine and inspect the Equipment at any time during Borrower's business hours. Unless an Event of Default has occurred and is continuing, the inspections and examinations referred to in this Section shall be conducted not more than once per calendar year and shall be at the expense of Lender.

     Section 7.03. Compliance With Laws; Environmental Indemnity. Borrower will
(a) comply with the requirements of applicable laws and regulations the noncompliance with which would materially and adversely affect its business or its financial condition, (b) comply with all applicable Environmental Laws and regulations and obtain any permits, licenses or similar approvals required by any such laws or regulations the noncompliance with which would materially and adversely affect its business or its financial condition and (c) use and keep the Equipment, and will require that others use and keep the Equipment, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance the violation of which would materially and adversely affect its business or its financial condition. Borrower shall secure all permits and licenses, if any, necessary for the installation and operation of the Equipment. Borrower shall comply in all respects (including, without limitation, with respect to the use, maintenance and operation of each item of the Equipment) with all laws of the jurisdictions in which its operations involving any component of Equipment may extend and of any legislative, executive, administrative or judicial body exercising any power or jurisdiction over the items of the Equipment or its interest or rights under this Agreement. Borrower will indemnify, defend and hold Lender harmless from and against any claims, loss or damage to which Lender may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by Borrower or on property owned, leased or controlled by Borrower and on which the Equipment will be located. This indemnification shall survive the termination of this Agreement and payment of the indebtedness hereunder.

     Section 7.04. Payment of Taxes and Other Claims. Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Equipment) or upon or against the creation, perfection or continuance of the security interest created pursuant to this Agreement, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of Borrower; provided, that Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. Borrower will pay, as the same respectively come due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Equipment, as well as all gas, water, steam, electricity, heat, power, telephone, utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Equipment.

     Section 7.05. Maintenance of Equipment. (a) Borrower shall, at its own expense, maintain, preserve and keep the Equipment in good repair, working order and condition, and shall from time to time make all repairs and replacements necessary to keep the Equipment in such condition, and in compliance with state and federal laws, ordinary wear and tear excepted. Borrower shall maintain the Equipment in a condition suitable for certification by the manufacturer thereof (if certification is available) and in conformance with all manufacturer's recommended maintenance requirements, but Borrower shall not be required pursuant to this Section to obtain any such certification. In the event that any material parts or accessories forming part of any item or items of Equipment become worn out, lost, destroyed, damaged beyond repair or otherwise rendered unfit for use, Borrower, at its own expense and expeditiously, will replace or cause the replacement of such parts or accessories by replacement parts or accessories free and clear of all liens and encumbrances and with a value and utility at least equal to that of the parts or accessories being replaced (assuming that such replaced parts and accessories were otherwise in good working order and repair). All such replacement parts and accessories shall be deemed to be incorporated immediately into and to constitute an integral portion of the Equipment and, as such, shall be subject to the terms of this Agreement. Neither

Lender nor Issuer shall have any responsibility in any of these matters, or for the making of improvements or additions to the Equipment.

     (b) Borrower will defend the Equipment against all claims or demands of all persons (other than Lender) claiming the Equipment or any interest therein.

     (c) Borrower will keep the Equipment free and clear of all security interests, liens and encumbrances except the security interest created pursuant to this Agreement.

     Section 7.06. Insurance. (a) Borrower shall, at its own expense, procure and maintain continuously in effect: (i) public liability insurance for personal injuries, death or damage to or loss of property arising out of or in any way relating to the Equipment sufficient to protect Lender from liability in all events, with a coverage limit of not less than $1,000,000 per occurrence, and
(ii) insurance against such hazards as Lender may require, including, but not limited to, all-risk casualty and property insurance, in an amount equal to the greater of the full replacement cost of the Equipment with new equipment having substantially similar specifications or the applicable Prepayment Amount.

     (b) If required by State law, Borrower shall carry workers' compensation insurance covering all employees on, in, near or about the Equipment, and upon request, shall furnish to Lender certificates evidencing such coverage.

     (c) All insurance policies required by this Article shall be taken out and maintained with insurance companies acceptable to Lender; and shall contain a provision that the insurer shall not cancel or revise coverage thereunder without giving written notice to the insured parties at least thirty (30) days before the cancellation or revision becomes effective. No insurance shall be subject to any co-insurance clause. Each insurance policy required by this Article shall name Lender as an additional insured party and loss payee without regard to any breach of warranty or other act or omission of Borrower and shall include a lender's loss payable endorsement for the benefit of Lender. Prior to the delivery of Equipment, Borrower shall deposit with Lender evidence satisfactory to Lender of such insurance and, prior to the expiration thereof, shall provide Lender evidence of all renewals or replacements thereof.

     (d) As among Lender, Borrower and Issuer, Borrower assumes all risks and liabilities from any cause whatsoever, whether or not covered by insurance, for loss or damage to any Equipment and for injury to or death of any person or damage to any property, whether such injury or death be with respect to agents or employees of Borrower or of third parties, and whether such property damage be to Borrower's property or the property of others. Whether or not covered by insurance, Borrower hereby assumes responsibility for and agrees to reimburse Lender and Issuer for and will indemnify, defend and hold Lender and Issuer harmless from and against all liabilities, obligations, losses, damages, penalties, claims, actions, costs and expenses (including reasonable attorneys' fees) of whatsoever kind and nature, imposed on, incurred by or asserted against Lender or Issuer that in any way relate to or arise out of this Agreement, the transactions contemplated hereby and the Equipment, including but not limited to, (i) the selection, manufacture, purchase, acceptance or rejection of Equipment or the ownership of the

Equipment, (ii) the delivery, lease, possession, maintenance, use, condition, return or operation of the Equipment, (iii) the condition of the Equipment sold or otherwise disposed of after possession by Borrower, (iv) any patent or copyright infringement, (v) the conduct of Borrower, its officers, employees and agents, (vi) a breach of Borrower of any of its covenants or obligations hereunder and (vii) any claim, loss, cost or expense involving alleged damage to the environment relating to the Equipment, including, but not limited to investigation, removal, cleanup and remedial costs. All amounts payable by Borrower pursuant to the immediately preceding sentence shall be paid immediately upon demand of Issuer or Lender, as the case may be. This provision shall survive the termination of this Agreement.

     Section 7.07. Preservation of Corporate Existence. Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business; and shall conduct its business in an orderly, efficient and regular manner.

     Section 7.08. Performance by Lender. If Borrower at any time fails to perform or observe any of the covenants or agreements contained in this Agreement, and if such failure shall continue for a period of ten calendar days after Lender gives Borrower written notice thereof (or in the case of the agreements contained in Sections 7.05 and 7.06 hereof, immediately upon the occurrence of such failure, without notice or lapse of time), Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of Borrower (or, at Lender's option, in Lender's name) and may, but need not, take any and all other actions which Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and Borrower shall thereupon pay to Lender on demand the amount of all moneys reasonably expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) reasonably incurred by Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by Lender, together with interest thereon from the date expended or incurred at the lesser of 12% per annum or the highest rate permitted by law. To facilitate the performance or observance by Lender of such covenants of Borrower, Borrower hereby irrevocably appoints effective upon the occurrence and continuance of an Event of Default Lender, or the delegate of Lender, acting alone, as the attorney in fact of Borrower with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Borrower under this Agreement.

     Section 7.09. Management of Guarantor. Borrower hereby agrees, upon written request of Lender after Leslie B. Lewis is at any time not the chief executive officer of Guarantor or not otherwise actively involved in the management of Guarantor (a "Management Change"), to provide to Lender a letter of credit in form and substance and issued by a bank acceptable to Lender in Lender's sole discretion in an amount equal to 50% of the outstanding amount of the

Loan; provided, however, that Lender will not request any such letter of credit until 90 days after a Management Change occurs; and, provided, further, the premium used to calculate the Prepayment Amount pursuant to Section 2.07(a) hereof shall be reduced by 100 basis points but in no event to a percentage less than zero.

     Section 7.10. Financial Covenants. (a) Guarantor, on a consolidated basis, will maintain at all times its ratio of Debt (as defined below) to Tangible Net Worth (as defined below) at not more than 1.70 to 1.00. "Debt" shall mean (i) all items of indebtedness or liability which in accordance with generally accepted accounting principles or federal tax law would be included in determining total liabilities as shown on the liabilities side of a balance sheet or otherwise classified as debt, and (ii) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by Guarantor and other contingent obligations of Guarantor in respect of, or to purchase or otherwise acquire, indebtedness of others (other than for members of the consolidated group). "Tangible Net Worth" means the excess of:

          (A) the tangible assets of Guarantor, which, in accordance with generally accepted accounting principles, are tangible assets, after deducting adequate reserves in each case where, in accordance with generally accepted accounting principles, a reserve is proper over

          (B) all Debt of Guarantor;

provided, however, that (i) inventory shall be taken into account on the basis of the cost (determined on a first-in, first-out basis) or current market value, whichever is lower, (ii) in no event shall there be included as such tangible assets patents, trademarks, trade names, copyrights, licenses, good will, advances or loans to, or receivables from, directors, officers, employees or affiliates, intangible assets, amounts relating to covenants not to compete, pensions assets, deferred charges or treasury stock or any securities or Debt of Guarantor or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities, (iii) securities included as such tangible assets shall be taken into account at their current market price or cost, whichever is lower, and (iv) any write-up in the book value of any assets shall not be taken into account.

     (b) Guarantor, on a consolidated basis, will maintain at its fiscal year end its Debt Service Coverage Ratio (as defined below) at not less than 1.20 to
1.00. "Debt Service Coverage Ratio" means the ratio of (i) Guarantor's Cash Flow Available for Debt Service (as defined below) to (ii) Guarantor's Debt Service (as defined below). "Cash Flow Available for Debt Service" of Guarantor means Guarantor's income before taxes and interest, plus depreciation, amortization and other non-cash charges less the aggregate of (x) capital expenditures not financed with long-term debt and (y) any taxes paid, all based upon the prior twelve (12) month period. "Debt Service" of Guarantor means the aggregate of (i) interest expense of Guarantor for the prior twelve (12) months, and (ii) the current portion of the long-term Debt of Guarantor for the prior twelve (12) month period.

     (c) Guarantor will maintain at all times its Tangible Net Worth at not less than $12,000,000.

     (d) Guarantor will maintain at all times its net working capital (as determined in accordance with generally accepted accounting principles) at not less than $3,500,000.

     (e) If the financial covenants required by Borrower's and/or Guarantor's working capital lender are at any time changed, Lender may in its discretion require Borrower and Guarantor to comply with such changed financial covenants for the benefit of Lender, and Borrower hereby agrees to amend this Section to reflect such changed financial covenants.

                                  ARTICLE VIII

                         NEGATIVE COVENANTS OF BORROWER

     So long as the Loan shall remain unpaid, Borrower agrees that:

     Section 8.01. Lien. Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer for security upon or of any of the Equipment (except for the security interest created pursuant to this Agreement) or any of its inventory, accounts receivables or cash. Guarantor may create, incur or suffer to exist mortgages, deeds of trust, pledges, liens, security interests and assignments or transfers for security upon all or any part of its assets.

     Section 8.02. Sale of Assets. Borrower will not, and will not permit Guarantor to, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets or of any of the Equipment or any interest therein (whether in one transaction or in a series of transactions); provided, however, that Borrower or Guarantor may enter into such transaction if Borrower or Guarantor, as the case may be, is the surviving entity, Lender receives a tax opinion in form and substance satisfactory to Lender and no Default or Event of Default has occurred or would result from such transaction.

     Section 8.03. Consolidation and Merger. Borrower will not, and will not permit Guarantor to, consolidate with or merge into any person, or permit any other person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other person); provided, however, that Borrower or Guarantor may enter into such transaction if Borrower or Guarantor, as the case may be, is the surviving entity, Lender receives a tax opinion in form and substance satisfactory to Lender and no Default or Event of Default has occurred or would result from such transaction; and provided, further, that Guarantor may in all events sell not more than 50% of the outstanding common stock of Borrower.

     Section 8.04. Accounting. Borrower will not, and will not permit Guarantor to, adopt, permit or consent to any material change in accounting principles other than as required by generally accepted accounting principles. Borrower will not, and will not permit Guarantor to, adopt, permit or consent to any change in its fiscal year.

     Section 8.05. Other Defaults. Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon Borrower beyond any applicable grace or cure period or any judgment, decree, order or determination applicable to Borrower which is not stayed or being diligently contested in good faith.

     Section 8.06. Place of Business. Borrower will not permit any of the Equipment to be located in any state or area in which, in the event of such location, a financing statement covering such Equipment would be required to be, but has not in fact been, filed in order to perfect the security interest created pursuant to this Agreement.

     Section 8.07. Modifications and Substitutions. (a) Borrower will not make any material alterations, modifications or additions to the Equipment which cannot be removed without materially damaging the functional capabilities or economic value of the Equipment. Upon delivery of the Equipment to Lender pursuant to Section 11.03 hereof and at the request of Lender, Borrower, at its sole cost and expense, will remove all alterations, modifications and additions and repair the Equipment as necessary to return the Equipment to the condition in which it was furnished, ordinary wear and tear and permitted modifications excepted.

     (b) Notwithstanding the provisions of subparagraph (a) of this section, Borrower may, with the prior written consent of Lender, substitute for parts, elements, portions or all of the Equipment, other parts, elements, portions, equipment or facilities; provided, however, that any substitutions that are not material or are made pursuant to Borrower's obligations to make repairs referenced under any provision of this Agreement shall not require such prior written consent. Borrower shall provide such documents or assurances as Lender may reasonably request to maintain or confirm the security interest assigned to Lender in the Equipment as so modified or substituted.

     Section 8.08. Use of the Equipment. Borrower will not install, use, operate or maintain the Equipment improperly, carelessly, in violation of any applicable law or in a manner contrary to that contemplated by this Agreement.

                                   ARTICLE IX

                   DAMAGE AND DESTRUCTION; USE OF NET PROCEEDS

     Borrower shall provide a complete written report to Lender immediately upon any material loss, theft, damage or destruction of any Equipment and of any accident involving any Equipment. If all or any part of the Equipment is lost, stolen, destroyed or damaged beyond repair ("Damaged Equipment"), Borrower shall as soon as practicable after such event either: (a) replace the same at Borrower's sole cost and expense with equipment having substantially similar specifications and of equal or greater value to the Damaged Equipment immediately prior to the time of the loss occurrence, such replacement equipment to be subject to Lender's approval, whereupon such replacement equipment shall be substituted in this Agreement and the other related documents by appropriate endorsement or amendment; or (b) pay the applicable Prepayment Amount of the Damaged Equipment; provided, however, that if the damage or destruction is the result of any act of God, arson, natural disaster, riot or war, the applicable Prepayment Amount shall be calculated by reducing the applicable premium by one-half. Borrower shall notify Lender of which course of action it will take within forty-five
(45) calendar days after the loss occurrence. If, within sixty (60) calendar days of the loss occurrence, (a) Borrower fails to notify Lender; (b) Borrower and Lender fail to execute an amendment to this Agreement to delete the Damaged Equipment and add the replacement equipment or (c) Borrower fails to pay the applicable Prepayment Amount, then Lender may, at its sole discretion, declare the applicable Prepayment Amount to be immediately due and payable, and Borrower is required to pay the same. The Net Proceeds of insurance with respect to the Damaged Equipment promptly shall be made available by Lender to be applied to discharge Borrower's obligation under this Article, and any Net Proceeds in excess of the amounts necessary to satisfy Borrower's obligations under this Article shall be paid to Borrower. The payment of the Prepayment Amount and the termination of Lender's interest in the Damaged Equipment is subject to the terms of Section 2.07 hereof. For purposes of this Article, the term "Net Proceeds" shall mean the amount remaining from the gross proceeds of any insurance claim or condemnation award after deducting all expenses (including reasonable attorneys' fees) incurred in the collection of such claim or award.

                                    ARTICLE X

                       ASSIGNMENT, SUBLEASING AND SELLING

     Section 10.01. Assignment by Lender. This Agreement, and the obligations of Borrower to make payments hereunder, may be assigned and reassigned in whole or in part to one or more assignees or subassignees by Lender at any time subsequent to its execution, without the necessity of obtaining the consent of Issuer or Borrower; provided, however, that no such assignment or reassignment shall be effective unless and until (a) Issuer and Borrower shall have received notice of the assignment or reassignment disclosing the name and address of the assignee or subassignee and (b) in the event that such assignment or reassignment is made to a bank or trust company as trustee for holders of certificates representing interests in this Agreement, such bank or trust company agrees to maintain, or cause to be maintained, a book-entry system by which a record of the names and addresses of such holders as of any particular time is kept and agrees, upon request of Issuer or Borrower, to furnish such information to Issuer or Borrower; provided, further, that there shall not be more than one person acting as lender or servicer hereunder at any one time; and provided, finally, that no such assignment shall amend the terms hereof or require Borrower to pay any fees or expenses in connection with such assignment. Upon receipt of notice of assignment, Borrower will reflect in a book-entry the assignee designated in such notice of assignment, and shall agree to make all payments to the assignee designated in the notice of assignment, notwithstanding any claim, defense, setoff or counterclaim whatsoever (whether arising from a breach of this Agreement or otherwise) that Issuer and Borrower may from time to time have against Lender or the assignee.

Issuer and Borrower agree to execute all documents, including notices of assignment and chattel mortgages or financing statements, which may be reasonably requested by Lender or its assignee to protect their interest in the Equipment and in this Agreement.

     Section 10.02. No Sale or Assignment by Borrower. This Agreement and the interest of Borrower in the Equipment may not be sold, assumed, assigned or encumbered by Borrower.

                                   ARTICLE XI

                         EVENTS OF DEFAULT AND REMEDIES

     Section 11.01. Events of Default. The following constitute "Events of Default" under this Agreement:

          (a) failure by Borrower to pay to Lender, as assignee of Issuer, when due any Loan Payment or to pay any other payment required to be paid hereunder and the continuation of such failure for a period of ten days;

          (b) failure by Borrower to maintain insurance on the Equipment in accordance with Section 7.06 hereof;

          (c) failure by Borrower or Issuer to observe and perform any other covenant, condition or agreement contained herein, in the Escrow Agreement, in the Tax Regulatory Agreement or in any other document or agreement executed in connection herewith on its part to be observed or performed for a period of 30 days after written notice is given to Borrower or Issuer, as the case may be, specifying such failure and requesting that it be remedied; provided, however, that, if the failure stated in such notice cannot be corrected within such 30-day period, Lender will not unreasonably withhold its consent to an extension of such time if corrective action is instituted by Borrower or Issuer, as the case may be, within the applicable period and diligently pursued until the default is corrected;

          (d) initiation by Issuer of a proceeding under any federal or state bankruptcy or insolvency law seeking relief under such laws concerning the indebtedness of Issuer;

          (e) Borrower or Guarantor shall be or become insolvent, or admit in writing its inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or Borrower or Guarantor shall apply for or consent to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of Borrower or Guarantor, as the case may be; or Borrower or Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against

     Borrower or Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of Borrower or Guarantor;

          (f) determination by Lender that any representation or warranty made by Borrower, Issuer or Guarantor herein, in the Tax Regulatory Agreement, in the Guaranty or in any other document executed in connection herewith was untrue in any material respect when made;

          (g) failure of Lender to have a valid and perfected security interest in the Equipment, subject to no other security interest, assignment, lien or encumbrance;

          (h) the occurrence of a default or an event of default under any instrument, agreement or other document evidencing or relating to any indebtedness or other monetary obligation of Borrower or Guarantor beyond any applicable grace or cure period in an amount greater than $100,000 with respect to Borrower or in an amount greater than $500,000 with respect to Guarantor;

          (i) Guarantor shall repudiate, purport to revoke or fail to perform Guarantor's obligations under the Guaranty;

          (j) Guarantor shall at any time own less than 50% of the outstanding common stock of Borrower (Borrower hereby acknowledges that Lender has made its decision to enter into the transactions contemplated hereby based in part upon the management expertise of Guarantor and its ownership of the stock of Borrower);

          (k) an Event of Default shall occur and continue under the Real Estate Loan Agreement; or

          (l) the breach by Borrower of any of its obligations under the Escrow Agreement.

     Section 11.02. Remedies on Default. Whenever any Event of Default shall have occurred and be continuing, Lender, as assignee of Issuer, shall have the right, at its sole option without any further demand or notice, to take any one or any combination of the following remedial steps to the extent that the same are available to secured parties under Article 9 of the UCC in effect in the State from time to time and which are otherwise accorded to Lender, as assignee of Issuer, by applicable law:

          (a) by notice to Issuer and Borrower, declare the entire unpaid principal amount of the Loan then outstanding, all interest accrued and unpaid thereon and all amounts payable under this Agreement to be forthwith due and payable, whereupon the Loan, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Borrower;

          (b) take possession of the Equipment wherever situated, without any court order or other process of law and without liability for entering the premises, and lease, sublease or make other disposition of the Equipment for use over a term in a commercially reasonable manner, all for the account of Lender, provided that Borrower shall remain directly liable for the deficiency, if any, between the rent or other amounts paid by a lessee or sublessee of the Equipment pursuant to such lease or sublease during the same period of time, after deducting all reasonable costs and expenses, including reasonable attorneys' fees and expenses, incurred with respect to the recovery, repair and storage of the Equipment during such period of time;

          (c) take possession of the Equipment wherever situated, without any court order or other process of law and without liability for entering the premises, and sell the Equipment in a commercially reasonable manner. All proceeds from such sale shall be applied in the following manner:

               FIRST, to pay all proper and reasonable costs and expenses associated with the recovery, repair, storage and sale of the Equipment, including reasonable attorneys' fees and expenses;

               SECOND, to pay (i) Lender the amount of all unpaid Loan Payments or other obligations (whether direct or indirect owed by Borrower to Lender), if any, which are then due and owing, together with interest and late charges thereon, (ii) Lender the then applicable Prepayment Amount (taking into account the payment of past-due Loan Payments as aforesaid), plus a pro rata allocation of interest, at the rate utilized to calculate the Loan Payments, from the next preceding due date of a Loan Payment until the date of payment by the buyer, and
          (iii) any other amounts due hereunder, including indemnity payments, taxes, charges, reimbursement of any advances and other amounts payable to Lender or Issuer hereunder; and

               THIRD, to pay the remainder of the sale proceeds, purchase moneys or other amounts paid by a buyer of the Equipment to Borrower;

          (d) proceed by appropriate court action to enforce specific performance by Issuer or Borrower of the applicable covenants of this Agreement or to recover for the breach thereof, including the payment of all amounts due from Borrower. Borrower shall pay or repay to Lender or Issuer all costs of such action or court action, including, without limitation, reasonable attorneys' fees;

          (e) with or without notice to Borrower or Issuer submit one or more drafts under any letter of credit provided pursuant to Section 7.09 hereof or pursuant to the Escrow Agreement for any amounts due hereunder; and

          (f) take whatever action at law or in equity may appear necessary or desirable to enforce its rights with respect to the Equipment. Borrower shall pay or repay to Lender or Issuer all costs of such action or court action, including, without limitation, reasonable attorneys' fees.

     Notwithstanding any other remedy exercised hereunder, Borrower shall remain obligated to pay to Lender any unpaid portion of the Prepayment Amount.

     Section 11.03. Delivery of Equipment. Upon an Event of Default, Borrower shall within ten calendar days after notice from Lender, at its own cost and expense: (a) perform any testing and repairs required to place the Equipment in the condition required by Article VII; (b) if deinstallation, disassembly or crating is required, cause the Equipment to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is satisfactory to Lender; and (c) deliver the Equipment to a location specified by Lender, freight and insurance prepaid by Borrower. If Borrower refuses to deliver the Equipment in the manner designated, Lender may enter upon Borrower's premises where the Equipment is kept and take possession of the Equipment and charge to Borrower the commercially reasonable costs of such taking. Borrower hereby expressly waives any damages occasioned by such taking that are the result of Lender's or Lender's agent's gross negligence or willful misconduct.

     Section 11.04. No Remedy Exclusive. No remedy herein conferred upon or reserved to Lender or Issuer is intended to be exclusive and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Lender or Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than such notice as may be required by this Article. All remedies herein conferred upon or reserved to Lender or Issuer shall survive the termination of this Agreement.

     Section 11.05. Late Charge. Any Loan Payment not paid by Borrower on the due date thereof shall, to the extent permissible by law, bear a late charge equal to the lesser of three cents ($.03) per dollar of the delinquent amount or the lawful maximum, and Borrower shall be obligated to pay the same immediately upon receipt of Lender's written invoice therefor, but such late charge shall not apply to any amounts accelerated hereunder or to any other Prepayment Amounts.

                                   ARTICLE XII

                                  MISCELLANEOUS

     Section 12.01. Costs and Expenses of Lender. Borrower shall pay to Lender, in addition to the Loan Payments payable by Borrower hereunder, such amounts in each year as shall be required by Lender in payment of any reasonable costs and expenses incurred by Lender in connection with the enforcement of this Agreement after the occurrence of an Event of Default, including (without limitation) payment of all reasonable fees, costs and expenses and all administrative costs of Lender in connection with the Equipment, expenses (including, without limitation, attorneys' fees and disbursements), fees of auditors or attorneys, insurance premiums not otherwise paid hereunder and all other direct and necessary administrative costs of Lender or charges required to be paid by it in order to comply with the terms of, or to enforce its rights under, this Agreement. Such costs and expenses shall be billed to Borrower by Lender from time to time, together with a statement certifying that the amount so billed has been paid by Lender for one or more of the items above described, or that such amount is then payable by Lender for such items. Amounts so billed shall be due and payable by Borrower within 30 days after receipt of the bill by Borrower.

     Section 12.02. Disclaimer of Warranties. LENDER AND ISSUER MAKE NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, DESIGN, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FITNESS FOR USE OF THE EQUIPMENT, OR ANY OTHER WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT THERETO. In no event shall Lender or Issuer be liable for any loss or damage in connection with or arising out of this Agreement, the Equipment or the existence, furnishing, functioning or Borrower's use of any item or products or services provided for in this Agreement.

     Section 12.03. Notices. All notices, certificates, requests, demands and other communications provided for hereunder or under the Escrow Agreement or the Tax Regulatory Agreement shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth above and, if telecopied, transmitted to that party at its telecopier number set forth above or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) three Business Days after deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy. If notice to Borrower of any intended disposition of the Equipment or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in this Section) at least ten (10) Business Days prior to the date of intended disposition or other action. A courtesy copy of all notices to Borrower shall also be given to the following person; provided, however, that the failure to provide such courtesy copy shall not affect the rights or obligations of Lender, Issuer or Borrower:

     Burton Winnick, Esq.
     Gadsby & Hannah LLP
     225 Franklin Street
     Boston, Massachusetts  02110

     Section 12.04. Further Assurance and Corrective Instruments. Issuer and Borrower hereby agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further acts, instruments, conveyances, transfers and assurances, as Lender reasonably deems necessary or advisable for the implementation, correction, confirmation or perfection of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement and any rights of Lender hereunder or thereunder.

     Section 12.05. Binding Effect; Time of the Essence. This Agreement shall inure to the benefit of and shall be binding upon Lender, Issuer, Borrower and their respective successors and assigns. Time is of the essence.

     Section 12.06. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     Section 12.07. Amendments. To the extent permitted by law, the terms of this Agreement shall not be waived, altered, modified, supplemented or amended in any manner whatsoever except by written instrument signed by the parties hereto, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

     Borrower and Lender agree to amend Exhibit A to this Agreement to more specifically identify the Equipment being financed hereunder at such time as such identification is possible. Such amendment shall be effected by written instrument signed by Borrower and Lender. Issuer's consent to the amendment referred to in this paragraph shall not be required. Such amendment may take the form of a Payment Request Form in the form attached to the Escrow Agreement as Exhibit A executed by Borrower and Lender.

     Issuer's consent to an amendment of the financial covenants contained in
Section 7.10 hereof shall not be required.

     Section 12.08. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart, provided that only the original marked "Original: 1 of 6" on the execution page thereof shall constitute chattel paper under the UCC.

     Section 12.09. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

     Section 12.10. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

     Section 12.11. Entire Agreement. This Agreement, the Tax Regulatory Agreement, the Escrow Agreement and the exhibits hereto and thereto constitute the entire agreement among Lender, Issuer, Borrower and Escrow Agent. There are no understandings, agreements, representations or warranties, express or implied, not specified herein or in such documents regarding this Agreement or the Equipment financed hereby.

     Section 12.12. Usury. It is the intention of the parties hereto to comply with any applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement, in no event shall this Agreement require the payment or permit the collection of interest or any amount in the nature of interest or fees in excess of the maximum permitted by applicable law.

     Section 12.13. Waiver of Jury Trial. LENDER, ISSUER AND BORROWER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS AMONG LENDER, ISSUER OR BORROWER RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG LENDER, ISSUER AND BORROWER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


        [REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in their respective corporate names by their duly authorized officers, all as of the date first written above.

Lender:                                      GE CAPITAL PUBLIC FINANCE, INC.



                                             By_________________________________
                                             Title______________________________


Issuer:                                      ARKANSAS DEVELOPMENT FINANCE
                                             AUTHORITY



                                             By_________________________________
                                             Title______________________________


Borrower:                                    QUAIL PIPING PRODUCTS, INC.


                                             By: /s/ Leslie B. Lewis
                                                 ---------------------------
                                             Title: Chairman
                                                 ---------------------------






                                ORIGINAL: __ OF 6




                 [EXECUTION PAGE OF LOAN AGREEMENT (EQUIPMENT)]

                                         Exhibit A to Loan Agreement (Equipment)

                     SCHEDULE OF EQUIPMENT AND LOAN PAYMENTS

                            Description of Equipment

     The following Equipment is the subject of the Loan Agreement (Equipment) dated as of November 1, 1997 among GE Capital Public Finance, Inc. ("Lender"), Arkansas Development Finance Authority ("Issuer"), and Quail Piping Products, Inc. ("Borrower"):

                        Description          Manufacturer
     Quantity          of Equipment            or Vendor           Serial Number




















The Equipment is located at the following address:

2410 South Washington Street
Magnolia, Arkansas  71753

Prior to the relocation of the Equipment or portion thereof, Borrower will provide 30 days' prior written notice to Lender.

                            Schedule of Loan Payments

Interest Rate: 5.89%


     PAYMENT      PAYMENT       TOTAL      PRINCIPAL     INTEREST     PREPAYMENT
       NO.         DATE        PAYMENT     COMPONENT     COMPONENT      AMOUNT


















_____________________
After payment of Loan Payment due opposite Prepayment Amount.

                                         Exhibit B to Loan Agreement (Equipment)

                        FORM OF CERTIFICATE OF ACCEPTANCE

     I, the undersigned, hereby certify that I am the duly qualified and acting _______________ of Quail Piping Products, Inc. ("Borrower") and, with respect to the Loan Agreement (Equipment) dated as of November 1, 1997 (the "Agreement") by and among Borrower, GE Capital Public Finance, Inc. ("Lender") and Arkansas Development Finance Authority ("Issuer"), that:

          1. The equipment described in Exhibit A to the Agreement (the "Equipment") has been delivered and installed in accordance with Borrower's specifications and has been accepted by Borrower.

          2. Borrower has obtained from a reputable insurance company qualified to do business in the State (as defined in the Agreement) insurance with respect to all risks required to be covered thereby pursuant to Section
     7.06 of the Agreement.

          3. Attached to this Certificate of Acceptance are Vendor invoice(s) and/or bill(s) of sale relating to the Equipment and, if such invoices have been paid by Issuer or Borrower, evidence of payment thereof and, if applicable, evidence of official intent to reimburse such payment as required by the Code (as defined in the Agreement).

          4. All of the representations and warranties of Borrower contained in the Agreement are true and correct as of the date hereof and no Default or Event of Default has occurred thereunder.

     Dated: _________ __, 19__.

                                                 QUAIL PIPING PRODUCTS, INC.,
                                                 Borrower



                                                 By_____________________________
                                                 Title__________________________
                                                 Date___________________________

                                         Exhibit C to Loan Agreement (Equipment)

                     FORM OF OPINION OF COUNSEL TO BORROWER


                               _________ __, 19__


Arkansas Development Finance Authority
Suite 200
100 Main Street
Little Rock, Arkansas  72203

Quail Piping Products, Inc.
2410 South Washington Street
Magnolia, Arkansas  71753

GE Capital Public Finance, Inc.
Suite 470
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

     Re: Loan Agreement (Equipment) dated as of November 1, 1997 by and among GE Capital Public Finance, Inc. ("Lender"), Arkansas Development Finance Authority ("Issuer") and Quail Piping Products, Inc. ("Borrower")

Ladies and Gentlemen:

     We have acted as counsel to Borrower with respect to the Loan Agreement (Equipment) described above (the "Loan Agreement"), the Escrow Agreement of even date therewith (the "Escrow Agreement") among Lender, Issuer, Borrower and National City Bank of Minneapolis, as escrow agent, the Tax Regulatory Agreement of even date therewith (the "Tax Regulatory Agreement"; the Loan Agreement, the Escrow Agreement and the Tax Regulatory Agreement may be referred to herein collectively as the "Agreements") and various related matters and we have acted as counsel to Asahi/America, Inc. in connection with the Guaranty and Negative Pledge Agreement dated as of November 1, 1997 (the "Guaranty") for the benefit of Lender and various related matters and, in this capacity, have reviewed a duplicate original or certified copy of each of the Agreements and the Guaranty. Based upon the examination of these and such other documents as we deem relevant, it is our opinion that:

          1. Borrower has been duly organized and is validly existing as a corporation in good standing under the laws of The Commonwealth of Massachusetts with full power and authority to own its properties and conduct its business.

          2. Borrower has full power and authority to execute and deliver the Agreements and to carry out the terms thereof. The Agreements have been duly and validly authorized, executed and delivered, are in full force and effect and are the legal, valid and binding contracts of Borrower enforceable in accordance with their respective terms (including against claims of usury), except to the extent limited by state and federal laws affecting remedies and by bankruptcy, reorganization, or other laws of general application relating to or affecting the enforcement of creditors' rights.

          3. The consummation of the transactions contemplated by the Agreements and the carrying out of the terms thereof will not result in violation of any provisions of the articles of organization or bylaws of Borrower or result in the violation of any provision of, or in a default under, any indenture, mortgage, deed of trust, indebtedness, agreement, judgment, decree, order, statute, rule or regulation to which Borrower is a party or by which it or its property is bound.

          4. There are no legal or governmental actions, suits, proceedings, inquiries or investigations pending, threatened or contemplated, or any basis therefor, to which Borrower is or may become a party or of which any property of Borrower is or may become subject, other than ordinary routine litigation incident to the kind of business conducted by Borrower which, if determined adversely to Borrower, would not, individually or in the aggregate, have a material adverse effect on the financial position or results of operations of Borrower.

          5. There are no legal or governmental proceedings pending, threatened or contemplated, or any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the validity of or security for the Agreements or the transactions contemplated thereby.

          6. Guarantor has been duly organized and is validly existing as a corporation in good standing under the laws of The Commonwealth of Massachusetts with full power and authority to own its properties and conduct its business.

          7. Guarantor has full power and authority to execute and deliver the Guaranty and to carry out the terms thereof. The Guaranty has been duly and validly authorized, executed and delivered, are in full force and effect and is the legal, valid and binding contract of Guarantor enforceable in accordance with its terms, except to the extent limited by state and federal laws affecting remedies and by bankruptcy, reorganization, or other laws of general application relating to or affecting the enforcement of creditors' rights.

          8. The consummation of the transactions contemplated by the Guaranty and the carrying out of the terms thereof will not result in violation of any provisions of the articles of organization or bylaws of Guarantor or result in the violation of any provision of, or in a default under, any indenture, mortgage, deed of trust, indebtedness, agreement, judgment, decree, order, statute, rule or regulation to which Guarantor is a party or by which it or its property is bound.

          9. There are no legal or governmental actions, suits, proceedings, inquiries or investigations pending, threatened or contemplated, or any basis therefor, to which Guarantor is or may become a party or of which any property of Guarantor is or may become subject, other than ordinary routine litigation incident to the kind of business conducted by Guarantor which, if determined adversely to Guarantor, would not, individually or in the aggregate, have a material adverse effect on the financial position or results of operations of Guarantor.

          10. There are no legal or governmental proceedings pending, threatened or contemplated, or any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the validity of for the Guaranty or the transactions contemplated thereby.

          11. The Equipment (defined in the Loan Agreement) constitutes personal property and when used by Borrower will not become fixtures under applicable law.

          12. The provisions of the Loan Agreement are effective to create a security interest in favor of Lender, as assignee of Issuer, in all of Borrower's right, title and interest in and to the Equipment and all proceeds thereof. Such security interest has been properly perfected and is subject to no liens or encumbrances.

                                Very truly yours,

                                         Exhibit D to Loan Agreement (Equipment)

                      FORM OF OPINION OF COUNSEL TO ISSUER


                               _________ __, 19__



Arkansas Development Finance Authority
Suite 200
100 Main Street
Little Rock, Arkansas  72203

Quail Piping Products, Inc.
2410 South Washington Street
Magnolia, Arkansas  71753

GE Capital Public Finance, Inc.
Suite 470
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

     Re: Loan Agreement (Equipment) dated as of November 1, 1997 by and among GE Capital Public Finance, Inc. ("Lender"), Arkansas Development Finance Authority ("Issuer")and Quail Piping Products, Inc. ("Borrower")

Ladies and Gentlemen:

     We have acted as counsel to Issuer with respect to the Loan Agreement (Equipment) described above (the "Loan Agreement"), the Escrow Agreement of even date therewith (the "Escrow Agreement") among Lender, Issuer, Borrower and National City Bank of Minneapolis, as escrow agent, the Tax Regulatory Agreement of even date therewith (the "Tax Regulatory Agreement"; the Loan Agreement, the Escrow Agreement and the Tax Regulatory Agreement may be referred to herein collectively as the "Agreements") and various related matters and, in this capacity, have reviewed a duplicate original or certified copy of the Agreements. Based upon the examination of these and such other documents as we deem relevant, it is our opinion that:

          1. Issuer is a political subdivision of the State of Arkansas (the "State") under the Internal Revenue Code of 1986, as amended, duly organized, existing and operating under the Constitution and laws of the State.

          2. Issuer is authorized and has power under applicable law to enter into the Agreements and to carry out its obligations thereunder and the transactions contemplated thereby.

          3. The Agreements have been duly authorized, approved, executed and delivered by and on behalf of Issuer and are the legal, valid and binding contracts of Issuer enforceable in accordance with their terms, except to the extent limited by state and federal laws affecting remedies and by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights.

          4. The authorization, approval and execution of the Agreements and all other proceedings of Issuer relating to the transactions contemplated thereby have been performed in accordance with all open meeting, public bidding and other laws, rules and regulations of the State.

          5. There is no litigation, action, suit or proceeding pending or before any court, administrative agency, arbitrator or governmental body that challenges the organization or existence of Issuer; the authority of Issuer or its officers or its employees to enter into the Agreements; the proper authorization, approval and/or execution of the Agreements and the other documents contemplated thereby; or the ability of Issuer otherwise to perform its obligations under the Agreements and the transactions contemplated thereby.

                                Very truly yours,

                                         Exhibit E to Loan Agreement (Equipment)

                     FORM OF OPINION OF SPECIAL TAX COUNSEL

                               __________ __, 19__

GE Capital Public Finance, Inc.
Suite 470
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

     Re: Loan Agreement (Equipment) dated as of November 1, 1997 by and among GE Capital Public Finance, Inc. ("Lender"), Arkansas Development Finance Authority ("Issuer") and Quail Piping Products, Inc. ("Borrower")

Ladies and Gentlemen:

     We have acted as special counsel to GE Capital Public Finance, Inc. in connection with the Loan Agreement (Equipment) described above (the "Loan Agreement"), the Escrow Agreement of even date therewith (the "Escrow Agreement") among Lender, Issuer, Borrower and National City Bank of Minneapolis, as escrow agent, and the Tax Regulatory Agreement of even date therewith (the "Tax Regulatory Agreement"; the Loan Agreement, the Escrow Agreement and the Tax Regulatory Agreement may be referred to herein collectively as the "Agreements"). In such capacity, we have examined a certified copy of a resolution adopted by the Issuer (the "Resolution") authorizing the execution and delivery of the Agreements.

     Based upon an examination of the aforementioned documents and such other documents and opinions as we have deemed relevant and necessary as a basis for the opinions set forth herein, and in reliance thereon, it is our opinion as special tax counsel that, assuming compliance with certain covenants contained in the Agreements, under the statutes, regulations, rulings and judicial decisions existing on the date of the original delivery of the Loan Agreement, the portion of the payments that is paid by Issuer to Lender and which is designated as and comprising interest, as provided in the Loan Agreement, is not includable in gross income for purposes of federal income taxation; however such interest portion is a specific preference item for purposes of the alternative minimum tax provisions imposed on individuals and corporations set forth in the Internal Revenue Code of 1986, as amended.

                                Very truly yours,